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Exhibit 21.1

SIGNIFICANT SUBSIDIARIES

Subsidiary	State of Organization
Inovalon, Inc.	Delaware
Avalere Health, Inc.	Delaware

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  Exhibit 21.1
SIGNIFICANT SUBSIDIARIES